Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Apr 30, 2002
Payment Date	May 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.860000%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2002 Apr 15, 2002 30
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	60,012,721.74	49,000,000.00	4,900,000.00	13,327,903.68
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.080000%	2.460000%	2.860000%
Interest/Yield Payable on the Principal Balance	104,022	100,450	11,678
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	104,022	100,450	11,678
Interest/Yield Paid	104,022	100,450	11,678

Summary

Beginning Security Balance	60,012,722	49,000,000	4,900,000	13,327,904
Beginning Adjusted Balance	60,012,722	49,000,000	4,900,000
Principal Paid	7,713,306	0	0	27,904
Ending Security Balance	52,299,416	49,000,000	4,900,000	13,326,508
Ending Adjusted Balance	52,299,416	49,000,000	4,900,000
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	62,153,481	43,974,832	0
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			3,622,114
Ending OC Amount as Holdback Amount				13,326,508
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1629418	$0.7372767	$0.4587769
Principal Paid per $1000	$12.0822465	$0.0000000	$0.0000000